                  [HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL LOGO]


PRESENTATION TO THE SPECIAL COMMITTEE OF
THE BOARD OF DIRECTORS OF CELTICS, INC.
--------------------------------------------------------------------
                             PRELIMINARY AND DRAFT



November 11, 1997

                                              [BOSTON CELTICS LOGO]




HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL
Investment Bankers
31 West 52nd Street 11th Floor
New York, NY 10019
Tel: (212)582-5000 - Fax:(212)582-7855 - http://www.hlhz.com
New York - Los Angeles - Chicago - San Francisco - Washington, D.C. - Minneapolis - Dallas - Atlanta - Toronto

                    Special Committee of the Board of Directors of Celtics, Inc.

Table of Contents

                                                                                           PAGE
                                                                                           ----
    I.   EXECUTIVE SUMMARY
            Scope of Engagement...........................................................    1
            Summary of Due Diligence Completed to Date....................................    1
            Summary of Preliminary Analysis...............................................    2
            Limiting Conditions...........................................................    3

    II.  OVERVIEW OF THE PROPOSED TRANSACTION
            Situation Overview............................................................    4
            Objectives of the Proposed Transaction........................................    5
            Summary of the Terms of the Proposed Transaction..............................    5
            Summary of the Terms of the BCLP Debentures...................................    8

    III. IMPLIED VALUATIONS ASSUMING PROPOSED REORGANIZATION AT VARIOUS TEAM VALUES.......   17
            Comparison of Implied Values For NewCo and NewPart............................   10
            Implied Values of NewCo.......................................................   11
            Implied Values of NewPart.....................................................   14

    IV.  IMPLIED VALUATIONS ASSUMING ALTERNATIVE DEAL STRUCTURES AT VARIOUS TEAM VALUES...   17

    V.   INDEPENDENT VALUATION OF TEAM
            Valuation Methodologies.......................................................   23
            Boston Celtics Overview.......................................................   23
            Relative Levels of Value......................................................   24
            NBA Controlling Interest Transactions.........................................   25
            Comparative Transaction Observations (Post 1993)..............................   28
            Valuation Observations........................................................   29
            Valuation Range...............................................................   29
            Public Unit Price Analysis....................................................   30
            Value Reconciliation..........................................................   31
            Preliminary Conclusion........................................................   31

                                           Houlihan Lokey Howard & Zukin Capital

                               EXECUTIVE SUMMARY

                    SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.


Executive Summary

-------------------------------------------------------------------------------

SCOPE OF ENGAGEMENT

Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey") has been retained by The Special Committee (the "Committee") of the Board of Directors of Celtics, Inc. ("Celtics"), the general partner of Boston Celtics Limited Partnership ("BCLP"), (i) to assist the Committee in negotiating a recapitalization and reorganization of BCLP (the "Transaction") and (ii) to render an opinion (the "Opinion") to the Committee as to the fairness, from a financial point of view, of the consideration to be received by BCLP's non-Gaston related public unitholders ("BCLP's Public Unitholders") in the Transaction.

It is our understanding that the management of Celtics has provided the Committee with a proposed transaction structure that would consist of (i) the formation of a parent holding company of BCLP to hold the Boston Celtics basketball team and all of BCLP's liabilities, which would be publicly traded and taxed as a corporation, and (ii) the formation of a partnership, which would hold certain non-operating "investment" assets of BCLP, would not be publicly traded and would have partnership tax status (the "Proposed Transaction").

Houlihan Lokey has prepared this presentation to apprise the Committee of our PRELIMINARY observations with respect to the Proposed Transaction. We have not completed our due diligence or analysis and, therefore, this presentation should be regarded as PRELIMINARY and subject to changes or modifications.

SUMMARY OF DUE DILIGENCE COMPLETED TO DATE

In connection with our preliminary analysis, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

- reviewed BCLP's annual reports to shareholders and on Form 10-K and consolidating financial statements for the five fiscal years ended June 30, 1997;

                                      HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL    1

                    SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.


EXECUTIVE SUMMARY
      --------------------------------------------------------------------------

      - reviewed copies of various documents provided to us by the management of BCLP relevant to BCLP's management, operations, capital structure, and the Boston Celtics' relative operating performance in the NBA;

      - reviewed the Proposed Partnership Reorganization Term Sheet;

      - met with certain members of the senior management of the BCLP to discuss the operations, financial condition, future prospects and projected operations and performance of BCLP, and met with BCLP's tax and legal counsel to discuss certain matters;

      - visited the business offices of BCLP;

      - reviewed forecasts and projections prepared by BCLP's management with respect to BCLP for the years ended June 30, 1998 through June 30, 2002;

      - reviewed the historical market prices and trading volume for BCLP's publicly traded units;

      - reviewed certain information pertaining to the transfers of various ownership interests in NBA franchises; and

      - conducted such other studies, analyses and inquiries as we have deemed appropriate.

      SUMMARY OF PRELIMINARY ANALYSIS

      In developing our preliminary observations with respect to the Proposed Transaction, Houlihan Lokey: (i) reviewed a preliminary Term Sheet regarding the Proposed Transaction; (ii) analyzed implied valuations of NewCo and NewPart assuming the Proposed Transaction was consummated; (iii) analyzed the impact of various alternative transaction structures on the implied value of NewCo and New Part; and (iv) prepared a preliminary independent valuation analysis of the Boston Celtics franchise.

                                      HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL    2

                    Special Committee of the Board of Directors of Celtics, Inc.

EXECUTIVE SUMMARY

LIMITING CONDITIONS

We have not received all of the necessary information requested from BCLP and, therefore, we have not finalized our analysis. Houlihan Lokey has prepared this presentation to apprise the Committee of our PRELIMINARY observations with respect to the Proposed Transaction. Accordingly, the Committee should regard the information provided in this presentation as strictly PRELIMINARY and subject to changes or modifications.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of BCLP, and there has been no material change in the assets, financial condition, business or prospects of BCLP since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to BCLP and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of BCLP. Our preliminary observations are necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this presentation.

We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of BCLP.



                                         Houlihan Lokey Howard & Zukin Capital 3

OVERVIEW OF THE PROPOSED TRANSACTION

               SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.

OVERVIEW OF THE PROPOSED TRANSACTION

SITUATION OVERVIEW

- Due to a recent change in federal income tax laws applicable to publicly traded limited partnerships, BCLP has two options with respect to its future taxation if it maintains its current master limited partnership structure:

     - be taxed as a corporation beginning in July 1998; or

     - maintain partnership tax status by electing to pay a 3.5 percent tax on gross income (the "Toll Tax")

- Under a corporate structure BCLP would be subject to double taxation

- Due to BCLP's narrow margins and its flow-through participation in the NBA joint venture, the effective tax rates projected to be paid under the Toll Tax scenario are high

- Under BCLP's current master limited partnership structure, management's ability to invest in other businesses is restricted

- Management has indicated to Houlihan Lokey that holding large amounts of non-operating cash under the BCLP structure could potentially put BCLP at a disadvantage in negotiating player/coaching contracts

- BCLP's major unitholders expressed that they were more concerned about maintaining pass-through partnership taxation than maintaining liquidity

- Management believed that BCLP's Public Unitholders, in general, would be more concerned about maintaining liquidity

- These factors led BCLP's management to consider various reorganization alternatives

                                        Houlihan Lokey Howard & Zukin Capital  4

                    Special Committee of the Board of Directors of Celtics, Inc.

OVERVIEW OF THE PROPOSED TRANSACTION
        ------------------------------------------------------------------------

        OBJECTIVES OF THE PROPOSED TRANSACTION

        - Creation of a structure that is fair to the Public Unitholders of BCLP

        - Creation of a structure that would minimize taxation

        - Creation of a structure that would allow all BCLP unitholders the ability to choose the type of tax entity in which they would like to participate

        - Creation of a structure that would allow BCLP unitholders the ability to increase their ownership in the entity that owns the Boston Celtics basketball team

        - Creation of a structure in which the publicly traded entity would be a "pure play" on the Boston Celtics basketball franchise, thereby making it easier for the market to understand and value

        - Creation of a structure which maximizes BCLP's management's flexibility with respect to the investment of BCLP's non-operating investment assets

        - Creation of a structure that would separate the non-operating investment assets of BCLP from the Boston Celtics basketball team to avoid potential disadvantages to BCLP in negotiating player/coaching contracts

        SUMMARY OF THE TERMS OF THE PROPOSED TRANSACTION

        - Under the Proposed Transaction BCLP would:

           -- reorganize as the subsidiary of a publicly-held partnership taxed as a corporation ("NewCo") through a merger of a wholly-owned subsidiary of NewCo with and into BCLP (the "Merger"), and


                                       Houlihan Lokey Howard & Zukin Capital   5

                    Special Committee of the Board of Directors of Celtics, Inc.

OVERVIEW OF THE PROPOSED TRANSACTION

     - contribute its currently non-operating investment assets and a minority interest in BCLP to a newly-formed partnership ("NewPart"), which would not have freely tradeable units but would retain pass-through partnership taxation

= Upon consummation of the Proposed Transaction:

     - $20 in principal amount of exchangeable debentures of BCLP ("BCLP Debentures") would have been received (prior to the Merger) by BCLP unitholders for each BCLP Unit held of record on a specified date

     - Each BCLP Unit would be exchanged for NewCo interests ("NewCo Units") at an exchange ratio of one NewCo Unit for each BCLP Unit (the "Merger Consideration")

     - Each outstanding option for a BCLP Unit would be replaced by an option for a NewCo Unit plus an option for a Debenture, exercisable simultaneously

     - In lieu of receiving Merger Consideration and a distribution of BCLP Debentures, holders of a minimum of 100 BCLP Units would be given the opportunity to exchange (the "Exchange") some or all of their BCLP Units, in increments of 100 units, for units representing limited partnership interests in NewPart, subject to proration

= Approval of the Proposed Transaction would require the affirmative vote of a majority of the outstanding interests entitled to vote of which Gaston-related parties hold approximately 47%

= Delaware law does not provide holders of partnership interests with appraisal, dissenters' or similar rights in connection with a merger

= It is anticipated that the exchange of BCLP Units for either NewCo Units or NewPart Units will be tax-free to the holders of BCLP Units

= The taxability of the distribution of BCLP Debentures is uncertain



                                        Houlihan Lokey Howard & Zukin Capital  6

                    SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.


OVERVIEW OF THE PROPOSED TRANSACTION

+ Upon consummation of the Proposed Transaction (i) NewCo would hold the Boston
  Celtics basketball team and retain all of BCLP's liabilities and (ii) NewPart would hold $85,000,000 in cash and a 20 percent ownership interest in NewCo's Units

+ After the consummation of the Proposed Transaction, assuming that only the Gaston-related entities would exchange their BCLP Units for NewPart Units, the former Public Unitholders of BCLP would own 80 percent of NewCo; however, their voting rights in NewCo would be subject to limitations

+ NewPart would be given the preemptive right to purchase up to 25 percent of any NewCo Units issued to persons other than NewPart

+ Corporate governance of NewCo would require (i) the vote of a majority of the limited partners if the general partner had proposed or approved the matter in question; or (ii) the vote of 80 percent of all outstanding limited partnership interests if the general partner has not proposed or approved the matter in question

+ Corporate governance of NewPart would require a vote of a majority of the outstanding units to determine the outcome of matters upon which a vote is taken (including corporate actions such as reverse splits)

+ It is NewPart's intention to remain a privately-held entity in order to preserve pass-through taxation, and not to register as an investment company

+ If NewPart has one hundred or more beneficial holders, it is anticipated that NewPart would consummate a reverse split and cash out fractional interests within two years at the then fair market value



                                      HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL    7

                   Special Committee of the Board of Directors of Celtics, Inc.

OVERVIEW OF THE PROPOSED TRANSACTION

SUMMARY OF THE TERMS OF THE BCLP DEBENTURES

-- $20 principal amount maturing on April 1, 2038

-- The BCLP Debentures will bear a fixed rate of interest at the applicable federal rate at the time of issuance (approximately 6.75 percent)

-- Interest will be payable annually commencing April 1, 1999 in cash or, for any of five or [ten] years during the term of the BCLP Debentures, at NewCo's option, by the issuance of additional Debentures

-- Commencing at least twelve months after issuance, the BCLP Debentures would be exchangeable for NewCo Units, unless previously redeemed or repurchased, at an exchange ratio of one BCLP Debenture per NewCo Unit, subject to certain adjustments. Such exchange would be taxable to a holder

-- No mandatory redemption

-- No Sinking Fund

-- The BCLP Debentures would be unsecured and subordinated in right of payment in full to all indebtedness of NewCo

-- The BCLP Debentures would be subject to certain restrictions on transfer for at least 90 days following the issuance

-- No sooner than 90 days after issuance, the general partner of BCLP may determine whether approval will be sought to list the BCLP Debentures

-- There would be no assurance that an active market would develop for the BCLP Debentures

                                        Houlihan Lokey Howard & Zukin Capital  8

                     Implied Valuations Assuming Proposed
                     Reorganization at Various Team Values

                    Special Committee of the Board of Directors of Celtics, Inc.



    IMPLIED VALUATIONS ASSUMING PROPOSED REORGANIZATION AT VARIOUS TEAM VALUES

    ----------------------------------------------------------------------------
    DESCRIPTION OF ANALYSIS AND KEY ASSUMPTIONS

    -- Houlihan Lokey analyzed the implied values of NewCo and NewPart assuming that the value of the Boston Celtics team on a publicly traded basis would range from $100,000,000 to $200,000,000

    -- Houlihan Lokey also considered three scenarios in which we varied the values of cash and the deferred tax liability at NewCo

    -- Houlihan Lokey compared the implied values of the Combined NewCo Unit and Debenture (that would be held by BCLP's Public Unitholders) to the implied values of the NewPart Units (that would be held by Gaston-related entities) on a pre 1:100 conversion basis

    -- Houlihan Lokey compared the implied values of the Combined NewCo Unit and Debenture (that would be held by BCLP's Public Unitholders) to the implied values of the NewPart Units (that would be held by Gaston-related entities) on a pre 1:100 conversion basis, to BCLP's current publicly traded unit price of approximately $24.00

    -- For purposes of these analyses, Houlihan Lokey assumed that only the Gaston-related entities exchange their BCLP Units for NewPart Units

    -- Houlihan Lokey assumed that the BCLP Debentures would be structured to trade at face value and would maintain trading at face value until the point at which NewCo's equity becomes valueless(1)

    -- Houlihan Lokey has not applied a discount for minority interest to NewPart's cash and ownership interest in NewCo, or a discount for lack of marketability in our analysis of the implied valuations of NewPart's Units because the Gastons' would control NewPart after the Proposed Transaction

    -- For purposes of calculating the implied values of NewPart, Houlihan Lokey has not applied any discounts to NewPart's 20 percent ownership interest in NewCo

------------
(1) Under the proposed terms, the BCLP Debentures would be valued at a substantial discount to face value. To the extent the value of NewCo's Units are low or negative, the value of the BCLP Debentures would further decline.

                                        Houlihan Lokey Howard & Zukin Capital  9

                    Special Committee of the Board of Directors of Celtics, Inc.


Implied Valuations Assuming Proposed Reorganization at Various Team Values


($000, except per limited partnership unit)

COMPARISON OF IMPLIED VALUATIONS FOR NEWCO AND NEWPART

Aggregate Team Value -- Publicly Traded Basis                    $100,000   $125,000   $150,000    $175,000    $200,000

Scenario 1 -- Net Cash at NewCo is Valued at 100% of
  Book Value and No Deferred Tax Liability
  Net Equity Value of NewCo Per Unit                             (  $6.03)  $   1.63   $   8.04    $  14.45    $  20.86
  Value of Each Debenture Issued                                 $  20.00   $  20.00   $  20.00    $  20.00    $  20.00
                                                                 --------   --------   --------    --------    --------
Combined Value of NewCo Unit and Debenture                       $  13.97   $  21.63   $  28.04    $  34.45    $  40.86

Net Equity Value of NewPart Per Unit -- Pre 1:100 Conversion     $  33.17   $  33.66   $  35.60    $  37.53    $  39.46


Scenario 2 -- Net Cash and the Deferred Tax Liability
  of NewCo are Valued at 100% Book Value
  Net Equity Value of NewCo Per Unit                             ( $12.54)  (  $4.44)  $   2.89    $   9.30    $  15.71
  Value of Each Debenture Issued                                 $  20.00   $  20.00   $  20.00    $  20.00    $  20.00
                                                                 --------   --------   --------    --------    --------
Combined Value of NewCo Unit and Debenture                       $   7.46   $  15.56   $  22.89    $  29.30    $  35.71

Net Equity Value of NewPart Per Unit --
  Pre 1:100 Conversion                                           $  33.17   $  33.17   $  34.04    $  35.97    $  37.91


Scenario 3 -- No Value Assumed for Net Cash at NewCo and
  Deferred Tax Liability is Valued at Book Value
  Net Equity Value of NewCo Per Unit                             ( $17.12)  (  $9.03)  (  $0.93)   $   5.67    $  12.08
  Value of Each Debenture Issued                                 $  20.00   $  20.00   $  20.00    $  20.00    $  20.00
                                                                 --------   --------   --------    --------    --------
Combined Value of NewCo Unit and Debenture                       $   2.88   $  10.97   $  19.07    $  25.67    $  32.08

Net Equity Value of NewPart Per Unit --
  Pre 1:100 Conversion                                           $  33.17   $  33.17   $  33.17    $  34.88    $  36.81

                                  Houlihan Lokey Howard & Zukin Capital      10

                    Special Committee of the Board of Director of Celtics, Inc.

IMPLIED VALUATIONS ASSUMING PROPOSED REORGANIZATION AT VARIOUS TEAM VALUES

-----------------------------------------------------------------------------------------------------------------------------------
($000, except per limited partnership unit)

IMPLIED VALUATIONS OF NEWCO

SCENARIO 1 - NET CASH AT NEWCO IS VALUED AT 100% OF BOOK VALUE AND NO DEFERRED TAX LIABILITY

CALCULATION OF NET EQUITY VALUE PER NEWCO LP UNIT - POST REORGANIZATION

Aggregate Team Value - Publicly Traded Basis                     100,000        125,000        150,000      175,000        200,000
  Less: Existing Debt                                            (71,000)       (71,000)       (71,000)     (71,000)       (71,000)
  Less: Debentures                                               (61,788)       (61,788)       (61,788)     (61,788)       (61,788)
  Plus: Total Cash                                                99,158         99,158         99,158       99,158         99,158
  Less: Distribution to NewPart                                  (85,000)       (85,000)       (85,000)     (85,000)       (85,000)
  Less: Deferred Tax Liability                                         0              0              0            0              0
                                                                 -------        -------        -------      -------        -------
Total Equity Value of NewCo                                      (18,630)         6,370         31,370       56,370         81,370
  Less: General Partner 1% Interest                                    0            (64)          (314)        (564)          (814)
                                                                 -------        -------        -------      -------        -------
Net Equity Value of NewCo to Limited Partners                    (18,630)         6,306         31,056       55,806         80,556
  Number of NewCo Limited Partnership Units                        3,862          3,862          3,862        3,862          3,862

NET EQUITY VALUE OF NEWCO PER LIMITED PARTNERSHIP UNIT            ($4.82)         $1.63          $8.04       $14.45         $20.86
                                                                  ======          =====          =====       ======         ======

CALCULATION OF NEWCO VALUE TO NON-NEWPART HOLDERS OF NEWCO LP UNITS

Net Equity Value of NewCo to Limited Partners                    (18,630)         6,306         31,056       55,806         80,556
  Less: NewPart's 20.0% Equity Ownership of NewCo LP Units             0         (1,261)        (6,211)     (11,161)       (16,111)
                                                                 -------        -------        -------      -------        -------
Total Equity Value of NewCo to Non-Newpart Holders of
     NewCo LP Units                                              (18,630)         5,045         24,845       44,645         64,445
  Number of NewCo LP Units - Post Reorganization -
       Excluding LP Units held by NewPart                          3,089          3,089          3,089        3,089          3,089
                                                                 -------        -------        -------      -------        -------

Net Equity Value of NewCo Per LP Unit to Non-NewPart
     Holders of NewCo LP Units                                    ($6.03)         $1.63          $8.04       $14.45         $20.86
Value of Each Debenture Issued to Non-NewPart Holders
     of NewCo LP Units                                            $20.00         $20.00         $20.00       $20.00         $20.00
                                                                 -------        -------        -------      -------        -------
Combined Value of NewCo Limited Partnership Unit
     and Debenture                                                $13.97         $21.63         $28.04       $34.45         $40.86
                                                                  ======         ======         ======       ======         ======

                                     Houlihan Lokey Howard & Zukin Capital    11

                    Special Committee of the Board of Directors of Celtics, Inc.

Implied Valuations Assuming Proposed Reorganization at Various Team Values

--------------------------------------------------------------------------------

($000, except per limited partnership unit)

IMPLIED VALUATIONS OF NEWCO

SCENARIO 2 - NET CASH AND THE DEFERRED TAX LIABILITY AT NEWCO ARE VALUED AT 100% BOOK VALUE

Calculation of Net Equity Value Per NewCo LP Unit - Post Reorganization
-----------------------------------------------------------------------

Aggregate Team Value - Publicly Traded Basis                       100,000   125,000   150,000   175,000   200,000
    Less: Existing Debt                                            (71,000)  (71,000)  (71,000)  (71,000)  (71,000)
    Less: Debentures                                               (61,788)  (61,788)  (61,788)  (61,788)  (61,788)
    Plus: Total Cash                                                99,158    99,158    99,158    99,158    99,158
    Less: Distribution to NewPart                                  (85,000)  (85,000)  (85,000)  (85,000)  (85,000)
    Less: Deferred Tax Liability                                   (20,100)  (20,100)  (20,100)  (20,100)  (20,100)
                                                                   -------   -------   -------   -------   -------
Total Equity Value of NewCo                                        (38,730)  (13,730)   11,270    36,270    61,270

    Less: General Partner 1% Interest                                    0         0      (113)     (363)     (613)
                                                                   -------   -------   -------   -------   -------
Net Equity Value of NewCo to Limited Partners                      (38,730)  (13,730)   11,157    35,907    60,657
    Number of NewCo Limited Partnership Units                        3,862     3,862     3,862     3,862     3,862

NET EQUITY VALUE OF NEWCO PER LIMITED PARTNERSHIP UNIT             ($10.03)   ($3.56)    $2.89     $9.30    $15.71
                                                                   =======   =======   =======   =======   =======


Calculation of NewCo Value to Non-NewPart Holders of NewCo LP Units
-------------------------------------------------------------------

Net Equity Value of NewCo to Limited Partners                      (38,730)  (13,730)   11,157    35,907    60,657
    Less: NewPart's 20.0% Equity Ownership of NewCo's LP Units           0         0    (2,231)   (7,181)  (12,131)
                                                                   -------   -------   -------   -------   -------
Total Equity Value of NewCo to Non-NewPart Holders of NewCo
  LP Units                                                         (38,730)  (13,730)    8,926    28,726    48,526
    Number of NewCo LP Units - Post Reorganization - Excluding
      LP Units held by NewPart                                       3,089     3,089     3,089     3,089     3,089
                                                                   -------   -------   -------   -------   -------
Net Equity Value of NewCo Per LP Unit to Non-NewPart Holders
  of NewCo LP Units                                                ($12.54)   ($4.44)    $2.89     $9.30    $15.71
Value of Each Debenture Issued to Non-NewPart Holders of NewCo
  LP Units                                                          $20.00    $20.00    $20.00    $20.00    $20.00
                                                                   -------   -------   -------   -------   -------

COMBINED VALUE OF NEWCO LIMITED PARTNERSHIP UNIT AND DEBENTURE       $7.46    $15.56    $22.89    $29.30    $35.71
                                                                   =======   =======   =======   =======   =======

                                       Houlihan Lokey Howard & Zukin Capital  12

                    SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.


IMPLIED VALUATIONS ASSUMING PROPOSED REORGANIZATION AT VARIOUS TEAM VALUES

($000, except per limited partnership unit)

IMPLIED VALUATIONS OF NEWCO

SCENARIO 3 -- NO VALUE ASSUMED FOR NET CASH AT NEWCO AND DEFERRED TAX LIABILITY IS VALUED AT 100% OF BOOK VALUE

Calculation of Net Equity Value Per NewCo LP Unit -- Post Reorganization

Aggregate Team Value -- Publicly Traded Basis                               100,000    125,000    150,000    175,000    200,000
  Less: Existing Debt                                                       (71,000)   (71,000)   (71,000)   (71,000)   (71,000)
  Less: Debentures                                                          (61,788)   (61,788)   (61,788)   (61,788)   (61,788)
  Plus: Excess Cash(1)                                                       85,000     85,000     85,000     85,000     85,000
  Less: Distribution to NewPart                                             (85,000)   (85,000)   (85,000)   (85,000)   (85,000)
  Less: Deferred Tax Liability                                              (20,100)   (20,100)   (20,100)   (20,100)   (20,100)
                                                                            -------    -------    -------    -------    -------
Total Equity Value of NewCo                                                 (52,888)   (27,888)    (2,888)    22,112     47,112

  Less: General Partner 1% Interest                                               0          0          0       (221)      (471)
                                                                            -------    -------    -------    -------    -------
New Equity Value of NewCo to Limited Partners                               (52,888)   (27,888)    (2,888)    21,891     46,641
  Number of NewCo Limited Partnership Units                                   3,862      3,862      3,862      3,862      3,862

New Equity Value of NewCo Per Limited Partnership Unit                      ($13.70)    ($7.22)    ($0.75)     $5.67     $12.08
                                                                           ========    =======    =======    =======    =======
Calculation of NewCo Value to Non-NewPart Holders of NewCo LP Units

Net Equity Value of NewCo to Limited Partners                               (52,888)   (27,888)    (2,888)    21,891     46,641
  Less: NewPart's 20.0% Equity Ownership of NewCo's LP Units                      0          0          0     (4,378)    (9,328)
                                                                            -------    -------    -------    -------    -------
Total Equity Value of NewCo to Non-NewPart Holders of NewCo LP Units        (52,888)   (27,888)    (2,888)    17,513     37,313
  Number of NewCo LP Units -- Post Reorganization -- Excluding
    LP Units held by NewPart                                                  3,089      3,089      3,089      3,089      3,089
                                                                            -------    -------    -------    -------    -------
New Equity Value of NewCo Per LP Unit to Non-NewPart Holders
  of NewCo LP Units                                                         ($17.12)    ($9.03)    ($0.93)     $5.67     $12.08
Value of Each Debenture Issued to Non-NewPart Holders of
  NewCo LP Units                                                             $20.00     $20.00     $20.00     $20.00     $20.00
                                                                            -------    -------    -------    -------    -------
Combined Value of NewCo Limited Partnership Unit and Debenture                $2.88     $10.97     $19.07     $25.67     $32.08
                                                                           ========    =======    =======    =======    =======

-------------------
(1) For purposes of this analysis cash at NewCo above $85,000,000 is assumed to be necessary for operations.



                                     Houlihan Lokey Howard & Zukin Capital    13

                    Special Committee of the Board of Directors of Celtics, Inc.

   IMPLIED VALUATIONS ASSUMING PROPOSED REORGANIZATION AT VARIOUS TEAM VALUES

($000, except per limited partnership unit)

IMPLIED VALUATIONS OF NEWPART

SCENARIO 1 - NET CASH AT NEWCO IS VALUED AT 100% OF FACE AND NO DEFERRED TAX LIABILITY

Calculation of Net Equity Value Per NewPart LP Unit - Post Reorganization
Aggregate Team Value - Publicly Traded Basis                     100,000        125,000        150,000        175,000       200,000
  Less: Existing Debt                                            (71,000)       (71,000)       (71,000)       (71,000)      (71,000)
  Less: Debentures                                               (61,788)       (61,788)       (61,788)       (61,788)      (61,788)
  Plus: Total Cash                                                99,158         99,158         99,158         99,158        99,158
  Less: Distribution to NewPart                                  (85,000)       (85,000)       (85,000)       (85,000)      (85,000)
  Less: Deferred Tax Liability                                         0              0              0              0             0
                                                                  ------         ------         ------         ------        ------
Total Equity Value of NewCo                                      (18,630)         6,370         31,370         56,370        81,370

  Less: General Partner 1% Interest                                  186            (64)          (314)          (564)         (814)
                                                                  ------          -----         ------         ------       -------
Net Equity Value of NewCo to Limited Partners                    (18,444)         6,306         31,056         55,806        80,556

NewPart's 20.0% Equity Ownership of NewCo LP Units                    0           1,261          6,211         11,161        16,111
   Cash Held By NewPart                                          85,000         85,000         85,000         85,000         85,000
                                                                 ------         ------         ------         ------        -------
Total Equity Value of NewPart                                    85,000         86,261         91,211         96,161        101,111

   Less: General Partner 1% Interest                               (850)          (863)          (912)          (962)        (1,011)
                                                                 ------         ------         ------         ------        -------

Net Equity Value of NewPart to Limited Partners                  84,150         85,399         90,299         95,200        100,100

   Number of NewPart Limited Partnership Units                       25             25             25             25             25
                                                                 ------         ------         ------         ------        -------

Net Equity Value of NewCo Per Unit - Post 1:100 Conversion    $3,317.21      $3,366.43      $3,559.61      $3,752.79      $3,945.97

NET EQUITY VALUE OF NEWPART PER UNIT - PRE 1:100 CONVERSION      $33.17         $33.66         $35.60         $37.53         $39.46
                                                                 ======         ======         ======         ======         ======


                                        Houlihan Lokey Howard & Zukin Capital 14

                   SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.


   IMPLIED VALUATIONS ASSUMING PROPOSED REORGANIZATION AT VARIOUS TEAM VALUES
   __________________________________________________________________________


($000, except per limited partnership unit)

IMPLIED VALUATIONS OF NEWPART

SCENARIO 2 - NET CASH AND THE DEFERRED TAX LIABILITY AT NEWCO ARE VALUED AT
             100% BOOK VALUE

Calculation of Net Equity Value Per NewPart LP Unit - Post Reorganization

Aggregate Team Value -
 Publicly Traded Basis           100,000     125,000     150,000     175,000     200,000
   Less: Existing Debt           (71,000)    (71,000)    (71,000)    (71,000)    (71,000)
   Less: Debentures              (61,788)    (61,788)    (61,788)    (61,788)    (61,788)
   Plus: Total Cash               99,158      99,158      99,158      99,158      99,158
   Less: Distribution to
         NewPart                 (85,000)    (85,000)    (85,000)    (85,000)    (85,000)
   Less: Deferred Tax
         Liability               (20,100)    (20,100)    (20,100)    (20,100)    (20,100)
                                 ________    ________    ________    ________    ________
Total Equity Value
   of NewCo                      (38,730)    (13,730)     11,270      36,270      61,270

   Less: General Partner
         1% Interest                 387         137        (113)       (363)       (613)
                                 ________    ________    ________    ________    ________
Net Equity Value of NewCo
   to Limited Partners           (38,343)    (13,593)     11,157      35,907      60,657

NewPart's 20.0% Equity
  Ownership of NewCo LP
  Units                                0           0       2,231       7,181      12,131
   Cash Held by NewPart           85,000      85,000      85,000      85,000      85,000
                                 ________    ________    ________    ________    ________
Total Equity Value of
  NewPart                         85,000      85,000      87,231      92,181      97,131

   Less: General Partner
         1% Interest                (850)       (850)       (872)       (922)       (971)
                                 ________    ________    ________    ________    ________
Net Equity Value of NewPart
 to Limited Partners              84,150      84,150      86,359      91,260      96,160
   Number of NewPart
   Limited Partnership
   Units                              25          25          25          25          25
                                 ________    ________    ________    ________    ________

Net Equity Value of NewCo
 Per Unit - Post 1:100
 Conversion                    $3,317.21   $3,317.21   $3,404.30   $3,597.47   $3,790.65

Net Equity Value of
 NewPart Per Unit -
 Pre 1:100 Conversion             $33.17      $33.17      $34.04      $35.97      $37.91
                               =========   =========   =========   =========   =========


                                       HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL  15

                    SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.

Implied Valuations Assuming Proposed Reorganization at Various Team Values
-------------------------------------------------------------------------------

($000, except per limited partnership unit)

IMPLIED VALUATIONS OF NEWPART

SCENARIO 3 - NO VALUE ASSUMED FOR NET CASH AT NEWCO AND DEFERRED TAX LIABILITY IS VALUED AT 100% OF BOOK VALUE

CALCULATION OF NET EQUITY VALUE PER NEWPART LP UNIT - POST REORGANIZATION

Aggregate Team Value - Publicly Traded Basis                        100,000    125,000    150,000      175,000        200,000
  Less: Existing Debt                                               (71,000)   (71,000)   (71,000)     (71,000)       (71,000)
  Less: Debentures                                                  (61,788)   (61,788)   (61,788)     (61,788)       (61,788)
  Plus: Excess Cash (1)                                              85,000     85,000     85,000       85,000         85,000
  Less: Distribution to NewPart                                     (85,000)   (85,000)   (85,000)     (85,000)       (85,000)
  Less: Deferred Tax Liability                                      (20,100)   (20,100)   (20,100)     (20,100)       (20,100)
                                                                  ---------  ---------  ---------    ---------      ---------
Total Equity Value of NewCo                                         (52,888)   (27,888)    (2,888)      22,112         47,112

  Less: General Partner 1% Interest                                     529        279         29         (221)          (471)
                                                                  ---------  ---------  ---------    ---------      ---------
Net Equity Value of NewCo to Limited Partners                       (52,359)   (27,609)    (2,859)      21,891         46,641

NewPart's 20.0% Equity Ownership of NewCo LP Units                        0          0          0        4,378          9,328
  Cash Held by NewPart                                               85,000     85,000     85,000       85,000         85,000
                                                                  ---------  ---------  ---------    ---------      ---------
Total Equity Value of NewPart                                        85,000     85,000     85,000       89,378         94,328

  Less: General Partner 1% Interest                                    (850)      (850)      (850)        (894)          (943)
                                                                  ---------  ---------  ---------    ---------      ---------
Net Equity Value of NewPart to Limited Partners                      84,150     84,150     84,150       88,484         93,385
  Number of NewPart Limited Partnership Units                            25         25         25           25             25
                                                                  ---------  ---------  ---------    ---------      ---------
Net Equity Value of NewCo Per Unit - Post 1:100 Conversion        $3,317.21  $3,317.21  $3,317.21    $3,488.07      $3,681.25

NET EQUITY VALUE OF NEWPART PER UNIT - PRE 1:100 CONVERSION          $33.17     $33.17     $33.17       $34.88         $36.81
                                                                  =========  =========  =========    =========      =========

------------

(1) For purposes of this analysis cash at NewCo above $85,000,000 is assumed to be necessary for operations.

                                       Houlihan Lokey Howard & Zukin Capital  16

                    Implied Valuations Assuming Alternative
                     Deal Structures at Various Team Values

                 Special Committee of the Board of Directors of Celtics, Inc.

Implied Valuations Assuming Alternative Deal Structures at Various Team Values
     -------------------------------------------------------------------------

     DESCRIPTION OF ANALYSIS AND KEY ASSUMPTIONS

     - Houlihan Lokey calculated (i) the implied values of a Combined NewCo Unit and BCLP Debenture (that would be held by BCLP's Public Unitholders) and (ii) the implied values of a NewPart Unit (that would be held by Gaston-related entities) on a pre 1:100 conversion basis, assuming various deal structures

     - In calculating the implied values for NewCo and NewPart under various deal structures, Houlihan Lokey assumed that the value of the Boston Celtics team on a publicly traded basis would range from $100,000,000 to $200,000,000

     - Houlihan Lokey held all other financial aspects of the Proposed Transaction constant but varied (i) the distribution of cash from NewCo to NewPart from $5,000,000 to $85,000,000 and (ii) the amount of BCLP Debentures issued to non-NewPart holders of NewCo Units from $15,000,000 to $65,000,000

     - For purposes of these analyses, Houlihan Lokey assumed (i) the market would not ascribe any value to the net cash at NewCo (post-distribution of the $85,000,000 to NewPart) and (ii) that the market would deduct the full value of NewCo's deferred tax liability in calculating
        NewCo's publicly traded equity value

     - For purposes of these analyses, Houlihan Lokey assumed that only the Gaston-related entities exchange their BCLP Units for NewPart Units

     - Houlihan Lokey assumed that the BCLP Debentures would be structured to trade at face value and would maintain trading at face value until the point at which NewCo's equity becomes valueless(1)

     - Houlihan Lokey has not applied a discount for minority interest to NewPart's cash and ownership interest in NewCo, or a discount for lack of marketability in our analysis of the implied valuations of NewPart's Units because the Gaston's would control NewPart after the Proposed Transaction

     - For purposes of calculating the implied values of NewPart, Houlihan Lokey has not applied any discounts to NewPart's 20 percent ownership interest in NewCo

--------------------

(1) Under the proposed terms, the BCLP Debentures would be valued at a substantial discount to face value. To the extent the value of NewCo's Units are low or negative, the value of the BCLP Debentures would further decline.

                                        Houlihan Lokey Howard & Zukin Capital 17

                    Special Committee of the Board of Directors of Celtics, Inc.

  IMPLIED VALUATIONS ASSUMING ALTERNATIVE DEAL STRUCTURES AT VARIOUS TEAM VALUES
    ----------------------------------------------------------------------------

    ALTERNATIVE DEAL STRUCTURE ANALYSIS - $100,000,000 TEAM VALUE - PUBLICLY TRADED BASIS

    COMBINED VALUE OF NEWCO LIMITED PARTNERSHIP UNIT AND DEBENTURE

                                                   DISTRIBUTION TO NEWPART

                        (5,000)  (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000) (75,000) (85,000)
                      ---------------------------------------------------------------------------------------
             (15,000)   $23.80    $21.24    $18.67    $16.11    $13.55    $10.98    $8.42    $5.86    $2.88
             (25,000)   $24.47    $21.91    $19.35    $16.78    $14.22    $11.66    $9.09    $6.12    $2.88
DEBENTURES   (35,000)   $25.15    $22.58    $20.02    $17.46    $14.89    $12.33    $9.35    $6.12    $2.88
  ISSUED     (45,000)   $25.82    $23.26    $20.69    $18.13    $15.57    $12.59    $9.35    $6.12    $2.88
             (55,000)   $26.49    $23.93    $21.37    $18.80    $15.83    $12.59    $9.35    $6.12    $2.88
             (65,000)   $27.17    $24.60    $22.04    $19.07    $15.83    $12.59    $9.35    $6.12    $2.88
                      ---------------------------------------------------------------------------------------

    NET EQUITY VALUE OF NEWPART PER LIMITED PARTNERSHIP UNIT - PRE 1:100 CONVERSION

                                                   DISTRIBUTION TO NEWPART

                        (5,000)  (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000) (75,000) (85,000)
                      ---------------------------------------------------------------------------------------
             (15,000)   $7.66     $10.79    $13.92    $17.05    $20.18    $23.31    $26.44   $29.57   $33.17
             (25,000)   $6.89     $10.02    $13.15    $16.28    $19.41    $22.54    $25.67   $29.27   $33.17
DEBENTURES   (35,000)   $6.12     $ 9.25    $12.38    $15.51    $18.64    $21.77    $25.37   $29.27   $33.17
  ISSUED     (45,000)   $5.34     $ 8.47    $11.60    $14.73    $17.86    $21.46    $25.37   $29.27   $33.17
             (55,000)   $4.57     $ 7.70    $10.83    $13.96    $17.56    $21.46    $25.37   $29.27   $33.17
             (65,000)   $3.80     $ 6.93    $10.06    $13.66    $17.56    $21.46    $25.37   $29.27   $33.17
                      ---------------------------------------------------------------------------------------

    DIFFERENCE

                                                   DISTRIBUTION TO NEWPART

                        (5,000)  (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000) (75,000) (85,000)
                      ---------------------------------------------------------------------------------------
             (15,000)   $16.14    $10.45    $ 4.75    ($0.94)   ($6.64)  ($12.33)  ($18.02) ($23.72) ($30.29)
             (25,000)   $17.58    $11.89    $ 6.20    $ 0.50    ($5.19)  ($10.88)  ($16.58) ($23.15) ($30.29)
DEBENTURES   (35,000)   $19.03    $13.34    $ 7.64    $ 1.95    ($3.74)  ($ 9.44)  ($16.01) ($23.15) ($30.29)
  ISSUED     (45,000)   $20.48    $14.78    $ 9.09    $ 3.40    ($2.30)  ($ 8.87)  ($16.01) ($23.15) ($30.29)
             (55,000)   $21.92    $16.23    $10.54    $ 4.84    ($1.73)  ($ 8.87)  ($16.01) ($23.15) ($30.29)
             (65,000)   $23.37    $17.68    $11.98    $ 5.41    ($1.73)  ($ 8.87)  ($16.01) ($23.15) ($30.29)
                      ---------------------------------------------------------------------------------------


                                  Houlihan Lokey Howard & Zukin Capital      18

                    Special Committee of the Board of Directors of Celtics, Inc.

  IMPLIED VALUATIONS ASSUMING ALTERNATIVE DEAL STRUCTURES AT VARIOUS TEAM VALUES
-------------------------------------------------------------------------------

     ALTERNATIVE DEAL STRUCTURE ANALYSIS - $125,000,000 TEAM VALUE - PUBLICLY TRADED BASIS

Combined Value of NewCo Limited Partnership Unit and Debenture
---------------------------------------------------------------

                                                                  Distribution to NewPart
                            (5,000)     (15,000)   (25,000)   (35,000)   (45,000)   (55,000)   (65,000)   (75,000)   (85,000)
                            -------------------------------------------------------------------------------------------------
                (15,000)     $30.21      $27.65     $25.08     $22.52     $19.95     $17.39     $14.83     $12.26       $9.70
                (25,000)     $30.88      $28.32     $25.76     $23.19     $20.63     $18.06     $15.50     $12.94      $10.37
Debentures      (35,000)     $31.56      $28.99     $26.43     $23.87     $21.30     $18.74     $16.17     $13.61      $10.97
  Issued        (45,000)     $32.23      $29.67     $27.10     $24.54     $21.97     $19.41     $16.85     $14.21      $10.97
                (55,000)     $32.90      $30.34     $27.78     $25.21     $22.65     $20.08     $17.45     $14.21      $10.97
                (65,000)     $33.58      $31.01     $28.45     $25.88     $23.32     $20.68     $17.45     $14.21      $10.97
                             ------------------------------------------------------------------------------------------------

Net Equity Value of NewPart Per Limited Partnership Unit - Pre 1:100 Conversion
-------------------------------------------------------------------------------

                                                                  Distribution to NewPart
                            (5,000)     (15,000)   (25,000)   (35,000)   (45,000)   (55,000)   (65,000)   (75,000)   (85,000)
                            -------------------------------------------------------------------------------------------------
                (15,000)     $ 9.59     $12.72     $15.85     $18.98     $22.11     $25.24     $28.37     $31.50      $34.63
                (25,000)     $ 8.82     $11.95     $15.08     $18.21     $21.34     $24.47     $27.60     $30.73      $33.86
Debentures      (35,000)     $ 8.05     $11.18     $14.31     $17.44     $20.57     $23.70     $26.83     $29.96      $33.17
  Issued        (45,000)     $ 7.28     $10.41     $13.54     $16.66     $19.79     $22.92     $26.05     $29.27      $33.17
                (55,000)     $ 6.50     $ 9.63     $12.76     $15.89     $19.02     $22.15     $25.37     $29.27      $33.17
                (65,000)     $ 5.73     $ 8.86     $11.99     $15.12     $18.25     $21.46     $25.37     $29.27      $33.17
                             ------------------------------------------------------------------------------------------------

Difference
-----------

                                                                  Distribution to NewPart
                            (5,000)     (15,000)   (25,000)   (35,000)   (45,000)   (55,000)   (65,000)    (75,000)    (85,000)
                            ---------------------------------------------------------------------------------------------------
                (15,000)     $20.62     $14.92     $ 9.23     $ 3.54     $(2.16)    $(7.85)    $(13.54)     $(19.24)    $(24.93)
                (25,000)     $22.06     $16.37     $10.67     $ 4.98     $(0.71)    $(6.41)    $(12.10)     $(17.79)    $(23.49)
Debentures      (35,000)     $23.51     $17.81     $12.12     $ 6.43     $ 0.73     $(4.96)    $(10.65)     $(16.35)    $(22.20)
  Issued        (45,000)     $24.95     $19.26     $13.57     $ 7.87     $ 2.18     $(3.51)    $(9.21)      $(15.06)    $(22.20)
                (55,000)     $26.40     $20.71     $15.01     $ 9.32     $ 3.63     $(2.07)    $(7.92)      $(15.06)    $(22.20)
                (65,000)     $27.85     $22.15     $16.46     $10.77     $ 5.07     $(0.78)    $(7.92)      $(15.06)    $(22.20)
                             --------------------------------------------------------------------------------------------------

                                      Houlihan Lokey Howard & Zukin Capital   19

                    Special Committee of the Board of Directors of Celtics, Inc.


IMPLIED VALUATIONS ASSUMING ALTERNATIVE DEAL STRUCTURES AT VARIOUS TEAM VALUES

ALTERNATIVE DEAL STRUCTURE ANALYSIS -- $150,000,000 TEAM VALUE -- PUBLICLY TRADED BASIS



COMBINED VALUE OF NEWCO LIMITED PARTNERSHIP UNIT AND DEBENTURE
                                             DISTRIBUTION TO NEWPART
                         (5,000)   (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)  (75,000)  (85,000)
            (15,000)     $36.62    $34.05    $31.49    $28.93    $26.36    $23.80    $21.24    $18.67    $16.11
            (25,000)     $37.29    $34.73    $32.16    $29.60    $27.04    $24.47    $21.91    $19.35    $16.78
DEBENTURES  (35,000)     $37.96    $35.40    $32.84    $30.27    $27.71    $25.15    $22.58    $20.02    $17.46
  ISSUED    (45,000)     $38.64    $36.07    $33.51    $30.95    $28.38    $25.82    $23.26    $20.69    $18.13
            (55,000)     $39.31    $36.75    $34.18    $31.62    $29.06    $26.49    $22.93    $21.37    $18.80
            (65,000)     $39.98    $37.42    $34.86    $32.29    $29.73    $27.17    $24.60    $22.04    $19.07

NET EQUITY VALUE OF NEWPART PER LIMITED PARTNERSHIP UNIT -- PRE 1:100 CONVERSION
                                                         DISTRIBUTION TO NEWPART
                         (5,000)   (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)  (75,000)  (85,000)
            (15,000)     $11.53    $14.66    $17.79    $20.91    $24.04    $27.17    $30.30    $33.43    $36.56
            (25,000)     $10.75    $13.88    $17.01    $20.14    $23.27    $26.40    $29.53    $32.66    $35.79
DEBENTURES  (35,000)     $ 9.98    $13.11    $16.24    $19.37    $22.50    $25.63    $28.76    $31.89    $35.02
  ISSUED    (45,000)     $ 9.21    $12.34    $15.47    $18.60    $21.73    $24.86    $27.99    $31.12    $34.25
            (55,000)     $ 8.43    $11.56    $14.69    $17.82    $20.95    $24.08    $27.21    $30.34    $33.47
            (65,000)     $ 7.66    $10.79    $13.92    $17.05    $20.18    $23.31    $26.44    $29.57    $33.17

DIFFERENCE
                                                         DISTRIBUTION TO NEWPART
                         (5,000)   (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)  (75,000)  (85,000)
            (15,000)     $25.09    $19.40    $13.71    $ 8.01    $ 2.32    $(3.37)   $(9.07)   $(14.76)  $(20.45)
            (25,000)     $26.54    $20.85    $15.15    $ 9.46    $ 3.77    $(1.93)   $(7.62)   $(13.32)  $(19.01)
DEBENTURES  (35,000)     $27.99    $22.29    $16.60    $10.90    $ 5.21    $(0.48)   $(6.18)   $(11.87)  $(17.56)
  ISSUED    (45,000)     $29.43    $23.74    $18.04    $12.35    $ 6.66    $ 0.96    $(4.73)   $(10.42)  $(16.12)
            (55,000)     $30.88    $25.18    $19.49    $13.80    $ 8.10    $ 2.41    $(3.28)   $ (8.98)  $(14.67)
            (65,000)     $32.32    $26.63    $20.94    $15.24    $ 9.55    $ 3.86    $(1.84)   $ (7.53)  $(14.11)

                                   Houlihan Lokey Howard & Zukin Capital      20

                    Special Committee of the Board of Directors of Celtics, Inc.


IMPLIED VALUATIONS ASSUMING ALTERNATIVE DEAL STRUCTURES AT VARIOUS TEAM VALUES

ALTERNATIVE DEAL STRUCTURE ANALYSIS -- $175,000,000 TEAM VALUE -- PUBLICLY TRADED BASIS

COMBINED VALUE OF NEWCO LIMITED PARTNERSHIP UNIT AND DEBENTURE
                                                        DISTRIBUTION TO NEWPART
                         (5,000)  (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)  (75,000)  (85,000)
            (15,000)     $43.03    $40.46    $37.90    $35.34    $32.77    $30.21    $27.65    $25.08    $22.52
            (25,000)     $43.70    $41.14    $38.57    $36.01    $33.45    $30.88    $28.32    $25.76    $23.19
DEBENTURES  (35,000)     $44.37    $41.81    $39.25    $36.68    $34.12    $31.56    $28.99    $26.43    $23.87
  ISSUED    (45,000)     $45.04    $42.48    $39.92    $37.36    $34.79    $32.23    $29.67    $27.10    $24.54
            (55,000)     $45.72    $43.16    $40.59    $38.03    $35.47    $32.90    $30.34    $27.78    $25.21
            (65,000)     $46.39    $43.83    $41.27    $38.70    $36.14    $33.58    $31.01    $28.45    $25.88

NET EQUITY VALUE OF NEWPART PER LIMITED PARTNERSHIP UNIT -- PRE 1:100 CONVERSION
                                                        DISTRIBUTION TO NEWPART
                         (5,000)  (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)  (75,000)  (85,000)
            (15,000)     $13.46    $16.59    $19.72    $22.85    $25.98    $29.11    $32.24    $35.37    $38.50
            (25,000)     $12.68    $15.81    $18.94    $22.07    $25.20    $28.33    $31.46    $34.59    $37.72
DEBENTURES  (35,000)     $11.91    $15.04    $18.17    $21.30    $24.43    $27.56    $30.69    $33.82    $36.95
  ISSUED    (45,000)     $11.14    $14.27    $17.40    $20.53    $23.66    $26.79    $29.92    $33.05    $36.18
            (55,000)     $10.37    $13.50    $16.63    $19.76    $22.89    $26.02    $29.15    $32.28    $35.41
            (65,000)      $9.59    $12.72    $15.85    $18.98    $22.11    $25.24    $28.37    $31.50    $34.63

DIFFERENCE
                                                        DISTRIBUTION TO NEWPART
                         (5,000)  (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)  (75,000)  (85,000)
            (15,000)     $29.57    $23.88    $18.18    $12.49     $6.80     $1.10    ($4.59)  ($10.28)  ($15.98)
            (25,000)     $31.02    $25.32    $19.63    $13.94     $8.24     $2.55    ($3.14)   ($8.84)  ($14.53)
DEBENTURES  (35,000)     $32.46    $26.77    $21.08    $15.38     $9.69     $3.99    ($1.70)   ($7.39)  ($13.09)
  ISSUED    (45,000)     $33.91    $28.21    $22.52    $16.83    $11.13     $5.44    ($0.25)   ($5.95)  ($11.64)
            (55,000)     $35.35    $29.66    $23.97    $18.27    $12.58     $6.89     $1.19    ($4.50)  ($10.19)
            (65,000)     $36.80    $31.11    $25.41    $19.72    $14.03     $8.33     $2.64    ($3.05)   ($8.75)

                                     Houlihan Lokey Howard & Zukin Capital    21

                    Special Committee of the Board of Directors of Celtics, Inc.

IMPLIED VALUATIONS ASSUMING ALTERNATIVE DEAL STRUCTURES AT VARIOUS TEAM VALUES
--------------------------------------------------------------------------------

ALTERNATIVE DEAL STRUCTURE ANALYSIS - $200,000,000 TEAM VALUE - PUBLICLY TRADED BASIS

Combined Value of NewCo Limited Partnership Unit and Debenture
--------------------------------------------------------------

                                                        Distribution to NewPart
                        (5,000)   (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)  (75,000)  (85,000)
                        -------   --------  --------  --------  --------  --------  --------  --------  --------
            (15,000)     $49.44    $46.87    $44.31    $41.75    $39.18    $36.62    $34.05    $31.49    $28.93
            (25,000)     $50.11    $47.55    $44.98    $42.42    $39.86    $37.29    $34.73    $32.16    $29.60
Debentures  (35,000)     $50.78    $48.22    $45.66    $43.09    $40.53    $37.96    $35.40    $32.84    $30.27
  Issued    (45,000)     $51.46    $48.89    $46.33    $43.77    $41.20    $38.64    $36.07    $33.51    $30.95
            (55,000)     $52.13    $49.57    $47.00    $44.44    $41.88    $39.31    $36.75    $34.18    $31.62
            (65,000)     $52.80    $50.24    $47.68    $45.11    $42.55    $39.98    $37.42    $34.86    $32.29
                        -------   --------  --------  --------  --------  --------  --------  --------  --------


Net Equity Value of NewPart Per Limited Partnership Unit - Pre 1:100 Conversion
-------------------------------------------------------------------------------

                                                        Distribution to NewPart
                        (5,000)   (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)  (75,000)  (85,000)
                        -------   --------  --------  --------  --------  --------  --------  --------  --------
            (15,000)     $15.39    $18.52    $21.65    $24.78    $27.91    $31.04    $34.17    $37.30    $40.43
            (25,000)     $14.62    $17.75    $20.88    $24.01    $27.14    $30.27    $33.40    $36.53    $39.66
Debentures  (35,000)     $13.84    $16.97    $20.10    $23.23    $26.36    $29.49    $32.62    $35.75    $38.88
  Issued    (45,000)     $13.07    $16.20    $19.33    $22.46    $25.59    $28.72    $31.85    $34.98    $38.11
            (55,000)     $12.30    $15.43    $18.56    $21.69    $24.82    $27.95    $31.08    $34.21    $37.34
            (65,000)     $11.53    $14.66    $17.79    $20.91    $24.04    $27.17    $30.30    $33.43    $36.56
                        -------   --------  --------  --------  --------  --------  --------  --------  --------


Difference
----------

                                                        Distribution to NewPart
                        (5,000)   (15,000)  (25,000)  (35,000)  (45,000)  (55,000)  (65,000)   (75,000)    (85,000)
                        -------   --------  --------  --------  --------  --------  --------   --------    --------
            (15,000)     $34.05    $28.35    $22.66    $16.96    $11.27     $5.58 |  ($0.11)    ($5.81)    (11.50)
                                                                                   --------
            (25,000)     $35.49    $29.80    $24.11    $18.41    $12.72     $7.03     $1.33 |   ($4.36)    ($10.05)
Debentures  (35,000)     $36.94    $31.25    $25.55    $19.86    $14.17     $8.47     $2.78 |   ($2.91)     ($8.61)
  Issued    (45,000)     $38.39    $32.69    $27.00    $21.31    $15.61     $9.92     $4.22 |   ($1.47)     ($7.16)
            (55,000)     $39.83    $34.14    $28.44    $22.75    $17.06    $11.36     $5.67 |   ($0.02)     ($5.72)
                                                                                             ---------
            (65,000)     $41.28    $35.58    $29.89    $24.20    $18.50    $12.81     $7.12       $1.42 |   ($4.27)
                        -------   --------  --------  --------  --------  --------  --------   --------    --------

                                       Houlihan Lokey Howard & Zukin Capital  22

                         Independent Valuation of Team

                    Special Committee of the Board of Directors of Celtics, Inc.

Independent Valuation of Team
                ----------------------------------------------------------------
                VALUATION METHODOLOGIES

                *  Comparative Transactions of other NBA Franchises

                *  Public Unit Price Valuation Indication



                BOSTON CELTICS OVERVIEW

                * THE CELTICS PLAY IN ONE OF THE NBA'S LARGEST MARKETS. This advantage allows the team to charge higher ticket prices versus other franchises.

                * THE CELTICS HAVE AN AVERAGE SIZE ARENA. The team's ability to generate significant ticket revenues is impacted by the team's performance.

                * THE CELTICS HAVE UNFAVORABLE ARENA ECONOMICS. The Celtics receive no significant arena revenues from sources other than tickets.

                * THE CELTICS OR A POTENTIAL PURCHASER HAS MINIMAL ABILITY TO CREATE FAVORABLE ARENA ECONOMICS. The Celtics current lease expires in 2006. Until such date, without renegotiation, the Celtics will continue to have unfavorable arena economics.

                * THE CELTICS PROFITABILITY IS DIRECTLY IMPACTED BY ITS CURRENT ARENA ECONOMICS. The lack of additional revenue streams may impact the Celtics long-term profitability if the team attempts to remain competitive. Alternatively, if BCLP wishes to continue distributions at current levels, the team's ability to pay increasing salaries will be limited.





                                    Houlihan Lokey Howard & Zukin Capital     23

                    Special Committee of the Board of Directors of Celtics, Inc.


Independent Valuation of Team

                ----------------------------------------------------------------
                RELATIVE LEVELS OF VALUE



                               -----------------
                                STRATEGIC VALUE
                               -----------------
                                   [arrow up]

                               Strategic Premium

                                   [arrow up]
                          ----------------------------
                                 ENTERPRISE OR
                           CONTROLLING INTEREST VALUE
                          ----------------------------
                  [arrow up]                 [arrow down]

               Control Premium         Minority Interest Discount

                  [arrow up]                 [arrow down]
               --------------------------------------------------
                       MARKETABLE MINORITY INTEREST VALUE
                      ("WALL STREET JOURNAL LISTED PRICE")
               --------------------------------------------------
                                  [arrow down]

                             Marketability Discount

                                  [arrow down]
                             ----------------------
                             NONMARKETABLE MINORITY
                                 INTEREST VALUE
                             ----------------------


                                    Houlihan Lokey Howard & Zukin Capital     24

                    Special Committee of the Board of Directors of Celtics, Inc.

Independent Valuation of Team
--------------------------------------------------------------------------------

NBA CONTROLLING INTEREST TRANSACTIONS



($000s)
                                                                                        IMPLIED
TEAM                            DATE           PURCHASE PRICE         % OWNERSHIP      TEAM VALUE
----                            ----           --------------         -----------      ----------
Dallas Mavericks(a)             1996            $68,700                  67.0%          $102,500
                                                $78,800                  67.0%          $117,600
Philadelphia 76ers              1996           $142,000(b)              100.0%          $142,000
New York Knickerbockers         1995           $200,000(c)              100.0%          $200,000
Vancouver Grizzlies             1994           $125,000(d)              100.0%          $125,000
Toronto Raptors                 1994           $125,000(d)              100.0%          $125,000
Minnesota Timberwolves          1994            $88,500                 100.0%           $88,500
Golden State Warriors           1994            $95,000                  75.0%          $126,700(e)
Houston Rockets                 1993            $85,000                 100.0%           $85,000(f)
San Antonio Spurs               1993            $75,000                 100.0%           $75,000(g)
Sacramento Kings                1992            $42,200                  53.0%           $79,600(h)
Orlando Magic                   1991            $85,000                 100.0%           $85,000(i)

Excluding New York Knickerbockers Transaction
  Mean                                                                                  $104,718
  Median                                                                                $102,500

Including New York Knickerbockers Transaction
  Mean                                                                                  $112,658
  Median                                                                                $110,050


(a) Initial purchase price to be paid by the Hillwood Partners for the 67% interest in the Team Partnership, plus a DC-9 aircraft owned by DMI was $73.7 million. Of this amount, $3 million is allocated to aircraft and $2 million is allocated to luxury suites. In addition, the Hillwood Partners will issue a $10.05 million non-interest bearing contingency note to DMI payable upon completion of a new area in the Dallas area or substantial renovation. The $78.8 million purchase price assumes payment of the contingent note.

(b)  Pursuant to NBA memorandum dated April 16, 1996.

(c) Pursuant to the NBA memorandum dated February 3, 1995, purchase price represents allocation for the Knickerbockers. Aggregate consideration for all Madison Square Garden entities was $1.075 billion.

(d) Pursuant to the NBA memorandum dated September 28, 1994, implied team value represented by $125.0 million expansion fee.

(e)  Pursuant to The San Francisco Examiner, dated October 9, 1994.

(f) Pursuant to The New York Times, Section 1, Page 28, Column 1, dated July 31, 1993.

(g)  Pursuant to The Associated Press, Sports News, dated March 27, 1993.

(h)  Pursuant to 1997 Inside The Ownership of Professional Sports Teams.

(i)  Pursuant to The Orlando Sentinel Tribune, September 20, 1991.



                                    Houlihan Lokey Howard & Zukin Capital     25

                    Special Committee of the Board of Director of Celtics, Inc.

INDEPENDENT VALUATION OF TEAM

NBA CONTROLLING INTEREST TRANSACTIONS

                         MARKET   REGULAR SEASON     ARENA      ARENA      LEASE     # OF LUXURY  # OF CLUB
                          SIZE   TICKET REVENUE(a)  CAPACITY  OWNERSHIP  EXPIRATION     SUITES      SEATS
                         (000s)     (000s)
Boston Celtics            3,778      $25,750         18,600     City       2006           104       2,350

Dallas Mavericks          2,915      $14,066         18,042     City       2008          None        None

Philadelphia 76ers        5,012      $11,106         18,168    Common        NA           126       1,880

New York Knickerbockers   8,627      $31,121         19,763    Common        NA            89       2,600

Vancouver Grizzlies       1,603           NA         19,193     Team         NA            88       2,200

Toronto Raptors           3,893           NA         25,356    Other (b)     NA            55       1,400

Minnesota Timberwolves    2,695      $11,215         19,006     City       2024            68       1,582

Golden State Warriors     1,660      $15,147         19,200     City       2017            72       3,800

Houston Rockets           3,601      $11,458         15,997     City       2003            20        None

San Antonio Spurs         1,434      $12,502         20,662     City       1999            32       3,172

Sacramento Kings          1,470      $12,310         17,317     Team         NA           149         412

Orlando Magic             1,354      $11,612         16,010     City       1998            26        None

NA-Not available
(a) Represents home ticket revenue during season prior to transaction.
(b) The Skydome is owned by a consortium of 30 businesses.

                                     Houlihan Lokey Howard & Zukin Capital    26

                    Special Committee of the Board of Directors of Celtics, Inc.



INDEPENDENT VALUATION OF TEAM
    ----------------------------------------------------------------------------

    NBA CONTROLLING INTEREST TRANSACTIONS


    (% REVENUE RECEIVED)
    --------------------------------------------------------------------------------------------------------
    TEAM                      CONCESSIONS             PARKING         SIGNAGE     LUXURY SUITES   CLUB SEATS
    ----                      -----------             -------         -------     -------------   ----------
    Boston Celtics                   0%                  0%               0%            0%             0%

    Dallas Mavericks            Minimal            25% of season         50%            NA             NA
                                                    passes only

    Philadelphia 76ers             100%                100%             100%           100%           100%

    New York Knickerbockers          NA                  NA               NA            (e)             NA

    Vancouver Grizzlies            100%                100%             100%           100%           100%

    Toronto Raptors                100%                100%             100%           100%           100%

    Minnesota Timberwolves           NA                  NA               NA            50%             NA

    Golden State Warriors            NA                  NA               NA             NA           100%

    Houston Rockets                  NA                  NA              (c)             NA             NA

    San Antonio Spurs                0%(a)               0%(b)          100%            80%            80%

    Sacramento Kings               100%                100%             100%           100%           100%

    Orlando Magic                   50%                  0%             100%(d)         75%             NA

    NA - Not Applicable
    (a) San Antonio Concessions, Inc. pays a fee to city of 35% of gross revenues for food and beverage items and 15% for non-food and beverage items. The remaining revenues are allocated to San Antonio Concessions, Inc.
    (b) Team pays $50,000 per year for right to 3,200 parking spaces for Spurs events only. Team pays $20,000 for right to 100 parking spaces for all events.
    (c) Starting in 1997, team pays city base advertising fee of $600,000, plus 50% of gross advertising receipts exceeding $1.05 million. From 1997-2002, base fee will be $600,000; from 2002-2003, base fee will be $650,000.
    (d) Team controls advertising rights in interior of the Arena and retains all revenues. City controls signage rights in concourse areas.
    (e) Luxury suite revenues are shared equally by the Knickerbockers and the Rangers. As a result, the Knickerbockers will receive 50% of luxury suite revenue for all Ranger games.

                                        Houlihan Lokey Howard & Zukin Capital 27

                    SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.

Independent Valuation of Team
                ----------------------------------------------------------------
                COMPARATIVE TRANSACTION OBSERVATIONS (POST 1993)

                - The Dallas Mavericks play in a smaller market and generate lower ticket revenue. The Mavericks do not receive suite or club seat revenue.

                - The transaction involving the New York Knickerbockers was a synergistic purchase which included other assets. The $200 million price represents an allocation of the total purchase price. The Knickerbockers play in a larger market and a larger arena and generate significantly more ticket revenue. The Knickerbockers receive 50% of luxury suite revenue from both New York Knickerbocker and New York Ranger home games.

                - The Philadelphia 76ers play in a larger market area, but play in a smaller arena. The 76ers receive all ancillary revenues, but generate significantly lower ticket revenue.

                - The Vancouver Grizzlies and Toronto Raptors represent purchases of expansion franchises with different fundamental economic attributes relative to existing NBA teams.

                - The Minnesota Timberwolves play in a smaller market and generate significantly lower ticket revenue. The Timberwolves receive 50% of luxury suite revenue.

                - The Golden State Warriors play in a smaller market and generate lower ticket revenue. However, the Warriors receive 100% of revenue from club seats.




                                    HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL     28

                    SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.


Independent Valuation of Team
                ----------------------------------------------------------------

                VALUATION OBSERVATIONS

                * The Celtics do not offer the same investment potential as the New York Knickerbockers and do not enjoy the same synergistic benefits as were implied by the $200 million price allocation.

                * The Celtics represent a stronger investment than the Dallas Mavericks due to market size and ticket revenue potential.

                * All things considered, the Celtics represent a comparable investment to the Philadelphia 76ers. The 76ers play in a larger market with a comparable sized arena, but have been unable to generate significant ticket revenues.


                VALUATION RANGE

                * Based on the above considerations, the Celtics would be valued lower than the Knickerbockers, higher than the Mavericks and comparable to the 76ers. A reasonable range of value for the Celtics is $140,000,000 to $160,000,000.




                                    Houlihan Lokey Howard & Zukin Capital     29

                    Special Committee of the Board of Directors of Celtics, Inc.

INDEPENDENT VALUATION OF TEAM

PUBLIC UNIT PRICE ANALYSIS

(000S, EXCEPT UNIT PRICE)                                       LOW       HIGH
                                                                ---       ----
Boston Celtics L.P. unit price as of November 10, 1997       $24.00      $24.00
Units Outstanding (a)                                         5,346       5,626
                                                           --------    --------
Market Value of Equity                                      128,308     135,028
                                                           ========    ========

Total Debt (b)                                               66,410      71,000
                                                           --------    --------

Total Invested Capital                                     $194,718    $206,028
                                                           ========    ========

Adjustments:

Cash Summary:
Cash & Cash Equivalents                                       6,499       6,499
Marketable Securities                                        42,573      42,573
Other Short-term Investments                                 49,671      49,671
Private Placement Note                                        6,000       6,000
Less: Deferred Game Revenues                                 (5,585)     (5,585)
Less: Operational Cash (c)                                        0     (15,000)
Less: Deferred Taxes                                        (20,100)    (20,100)
                                                           --------    --------
Net Cash & Cash Equivalents                                  79,058      64,058
                                                           --------    --------

Franchise Value                                            $115,660    $141,970
                                                           ========    ========

(a) High-end value indication includes 5,346,164 units and 280,000 options outstanding.
(b) High-end value indication assumes principal unit holder of $16,409,617 notes payable holds the notes until July 1, 2000 entitling him to aggregate payments in the amount of $20,044,320.
(c) High-end value indication estimates operating cash balance to be $15,000,000.

                                     Houlihan Lokey Howard & Zukin Capital    30

                   SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CELTICS, INC.

Independent Valuation of Team
------------------------------------------------------------------------------

VALUE RECONCILIATION

                                                              Low           High
Comparative Transaction Method                              $140,000      $160,000

Low-end valuation indication from unit price analysis       $115,660      $115,660
High-end valuation indication from unit price analysis      $141,970      $141,970
Low-end implied control premium (discount)                      21.0%         38.3%
High-end implied control premium (discount)                     (1.4%)        12.7%


PRELIMINARY CONCLUSION

- Unit price does not fully reflect the value of the underlying assets.

- Discount to the underlying asset is narrowed by the payment of significant distributions.

- The value of the Celtics as indicated by the public market, on a marketable minority interest basis, appears reasonable based on a review of comparative transactions.


                                    Houlihan Lokey Howard & Zukin Capital    31